EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of OMI Corporation on Form S-3 of our report dated February 9, 2001 (which report expresses an unqualified opinion and includes a reference to other auditors and an explanatory paragraph relating to changes in the method of accounting for vessels operating on voyage charters), appearing in the Annual Report on Form 10-K of OMI Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.




                                      /s/ Deloitte & Touche LLP
                                      ---------------------------
                                      New York, New York
                                      May 18, 2001